Exhibit 11

September 26, 2016

Stone Ridge Trust

510 Madison Avenue

21st Floor

New York, NY 10022

Re:	Stone Ridge Trust –

Stone Ridge High Yield Reinsurance Risk Premium Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel for Stone Ridge Trust, a Delaware statutory trust organized in series (the “Trust”), solely in connection with the matters set forth herein. This opinion is being furnished to you at your request.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)	the Certificate of Trust of the Trust, filed with the Office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 28, 2012, the Certificate of Amendment to the Certificate of Trust of the Trust, filed with the Secretary of State on November 14, 2012, the Certificate of Correction to the Certificate of Trust of the Trust, filed with the Secretary of State on October 26, 2015 and the Amended and Restated Certificate of Trust of the Trust, filed with the Secretary of State on October 27, 2015 (collectively, the “Certificate of Trust”);

(b)	a Certificate of Good Standing with respect to the Trust issued by the Secretary of State, dated as of a recent date;

(c)	the Agreement and Declaration of Trust of the Trust, dated as of September 28, 2012, as amended and restated by the Amended and Restated Declaration of Trust, dated as of November 16, 2012, as further amended and restated by the Second Amended and Restated Declaration of Trust, dated as of October 17, 2014 (as amended and restated, the “Declaration of Trust”);

(d)	the Bylaws of the Trust, effective as of September 28, 2012 (the “Bylaws”);

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Stone Ridge Trust

September 26, 2016

(e)	the Combined Information Statement and Prospectus with respect to Stone Ridge High Yield Reinsurance Risk Premium Fund, a series of the Trust (the “Acquiring Fund”) and Stone Ridge Reinsurance Risk Premium Fund, a series of the Trust (the “Target Fund”) on Form N-14, filed by the Trust with the U.S. Securities and Exchange Commission (the “Commission”) on or about September 26, 2016 (the “Prospectus”) with respect to the issuance of Class M shares and Class I shares of beneficial interests (collectively, the “Shares”) of the Acquiring Fund in connection with the proposed form of Agreement and Plan of Reorganization between the Acquiring Fund and the Target Fund;

(f)	the form of Agreement and Plan of Reorganization (the “Plan of Reorganization”) set forth as Appendix A of the Prospectus; and

(g)	the certificate of an officer of the Trust, together with all exhibits attached thereto, certifying as to, among other things: (i) resolutions, adopted at a meeting of the Board of Trustees held on September 19, 2016 with respect to the Acquiring Fund, the Target Fund and the Shares (the “Resolutions”); (ii) the Declaration of Trust, the Bylaws and the Certificate of Trust; and (iii) certain other matters set forth therein.

The Certificate of Trust, the Declaration of Trust, the Bylaws, the Resolutions, the Registration Statement, the Prospectus and the Plan of Reorganization are collectively referred to herein as the “Operative Documents”.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, (iii) the genuineness of all signatures, and (iv) that each such document is in full force and effect and has not been modified, supplemented or otherwise amended, except as referenced herein.

For purposes of this opinion, we have assumed (i) that the Declaration of Trust, the Bylaws and the Certificate of Trust are in full force and effect, will not be amended on or prior to the date of issuance of the Shares, and will remain in full force and effect when the Shares are issued by the Trust, (ii) that the Trust is, becomes, or will become prior to or within 180 days of the first issuance of beneficial interests in the Trust, a registered

Stone Ridge Trust

September 26, 2016

investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §80a-1 et seq.), (iii) the legal capacity of each natural person who is party to the documents examined by us, (iv) the due organization or due formation, as the case may be, and valid existence in good standing of each party (other than the Trust) to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (v) the Plan of Reorganization will be entered into by the Acquiring Fund and the Target Fund in substantially the form provided to us, (vi) that each of the parties to the documents examined by us (other than the Trust) has and had the power and authority to execute and deliver, and to perform its obligations under, such documents, (vii) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (vii) that the issuance, offer and sale of the Shares from time to time and the final terms of and conditions of such issuance, offer and sale, including those relating to the price of the Shares to be offered, issued, and sold will be determined or otherwise established in accordance with the Operative Documents, (viii) the payment by the Target Fund of the full consideration due from it under the Plan of Reorganization for the Shares to be delivered to the Target Fund under the Plan of Reorganization, and (ix) that the appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, the Target Fund will be maintained in the appropriate registers and other books and records of the Trust.

We have not participated in the preparation of the Prospectus and assume no responsibility for its contents.

This opinion is limited to the law of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.	The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § et seq. (the “Act”)

2.	The Trust is authorized to issue the Shares.

3.	The Shares to be issued by the Trust, when sold in accordance with the terms, conditions, requirements and procedures set forth in the Operative Documents, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

Stone Ridge Trust

September 26, 2016

We hereby consent to the filing of this opinion as an exhibit to the Prospectus and to the reference to this firm under the caption “Legal Opinion” in the Prospectus. In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. The opinions expressed in this letter are rendered solely for your benefit in connection with the transactions contemplated by the Plan of Reorganization.

Very truly yours,

SMITH, KATZENSTEIN & JENKINS, LLP

By:	/s/ Roger D. Anderson
Name: Roger D. Anderson